Mammoth Energy Services, Inc. Announces
Second Quarter 2019 Operational and Financial Results

•	Second Quarter net loss of $11 million, or $0.24 per diluted share

•	Second Quarter Adjusted EBITDA of $9 million

•	Suspended dividend due to oilfield service market conditions

•	2019 capital budget decreased 49% from $80 million to $41 million

OKLAHOMA CITY, OKLAHOMA, August 1, 2019 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the quarter ended June 30, 2019.

Financial Highlights for the Second Quarter of 2019:

Total revenue was $181.8 million for the three months ended June 30, 2019, down from $262.1 million for the three months ended March 31, 2019 and down from $533.6 million for the three months ended June 30, 2018.

Net loss for the three months ended June 30, 2019 was $10.9 million, or $0.24 per fully diluted share, as compared to net income of $28.3 million, or $0.63 per fully diluted share, for the three months ended March 31, 2019 and net income of $42.7 million, or $0.95 per fully diluted share, for the three months ended June 30, 2018.

Adjusted EBITDA (as defined and reconciled below) was $8.6 million for the three months ended June 30, 2019, down from $82.8 million for the three months ended March 31, 2019 and down from $148.6 million for the three months ended June 30, 2018.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The second quarter of 2019 was a challenging environment as further capital restraint by our oilfield customers continued to apply downward pressure on pricing and resulted in several completions being delayed or canceled with short notice. In addition, we worked through the challenges of demobilizing our equipment from Puerto Rico. As a result of current market conditions, we have begun to right size our operations and we expect this process to be completed in the coming months. Demand for infrastructure services remains high with the competencies and experience of our crews allowing for unique bidding opportunities in both the US and overseas. While our work in Puerto Rico has ended, we have continued to receive payments from PREPA, with $42 million received in the second quarter of 2019. For the remainder of 2019, we are taking a disciplined approach to our spending and we have reduced our 2019 capital expenditure budget from $80 million to $41 million. As a result of oilfield market conditions, our board of directors has suspended the quarterly cash dividend.”

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $41.8 million for the three months ended June 30, 2019, a decrease from $108.7 million for the three months ended March 31, 2019 and a decline from $360.3 million for the three months ended June 30, 2018.

During the second quarter of 2019, Mammoth demobilized approximately 1,000 pieces of equipment from Puerto Rico back to the Lower 48.

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $84.6 million for the three months ended June 30, 2019, a decrease from $92.1 million for the three months ended March 31, 2019 and a decrease from $101.4 million for the three months ended June 30, 2018.

Mammoth's pressure pumping division completed a total of 1,717 stages for the three months ended June 30, 2019, as compared to 1,889 stages for the three months ended March 31, 2019 and 1,815 stages for the three months ended June 30, 2018. An average of 2.7 of our 6 fleets were active for the three months ended June 30, 2019, compared to average utilization of 4.4 fleets during the three months ended March 31, 2019 and an average utilization of 4.3 fleets during the three months ended June 30, 2018.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $40.4 million for the three months ended June 30, 2019, an increase from $37.9 million for the three months ended March 31, 2019 and a decrease from $52.8 million for the three months ended June 30, 2018.

The Company sold 812,611 tons of sand during the three months ended June 30, 2019, a 22% increase from the 665,806 tons sold during the three months ended March 31, 2019 and a 4% increase from the 777,850 tons sold during the three months ended June 30, 2018. The Company's average sales price for the sand sold during the second quarter of 2019 was $30.09 per ton, a 7% decrease from the $32.20 per ton average sales price during the first quarter of 2019 and a 30% decrease from the $43.09 per ton average sales price during the second quarter of 2018.

Blended second quarter production costs came in at approximately $12 per ton during the second quarter of 2019, unchanged from the first quarter of 2019 production costs and a 24% decrease from production costs of approximately $15.70 per ton during the second quarter of 2018.

Other Services

Mammoth's other services, including contract land and directional drilling, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $28.4 million for the three months ended June 30, 2019, a decrease from $38.5 million for the three months ended March 31, 2019 and a decrease from $37.3 million for the three months ended June 30, 2018.

An average of 601 pieces of equipment were rented during the three months ended June 30, 2019, down 3% from the average 621 pieces of equipment rented during the three months ended March 31, 2019 and a 77% increase from an average of 339 pieces of equipment rented for the three months ended June 30, 2018. As a result of market conditions, the Company has temporarily shut down its cementing and acidizing operations as well as its flowback operations subsequent to June 30, 2019.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses were $9.5 million for the three months ended June 30, 2019, as compared to $17.3 million for the three months ended March 31, 2019 and $65.1 million for the three months ended June 30, 2018.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Cash expenses:
Compensation and benefits	$2,154	$10,978	$9,230	$11,384	$18,677
Professional services	2,934	2,981	3,789	6,723	5,568
Other(a)	3,381	3,935	3,244	6,626	5,542
Total cash SG&A expense	8,469	17,894	16,263	24,733	29,787
Non-cash expenses:
Bad debt provision(b)	262	28,263	4	266	53,790
Equity based compensation(c)	—	17,487	—	—	17,487
Stock based compensation	724	1,483	1,069	1,792	2,574
Total non-cash SG&A expense	986	47,233	1,073	2,058	73,851
Total SG&A expense	$9,455	$65,127	$17,336	$26,791	$103,638

a.	Includes travel-related costs, IT expenses, rent, utilities and other general and administrative-related costs.

b.	$28.3 million and $53.6 million of the bad debt expense recognized during the three and six months ended June 30, 2018 was subsequently reversed during the third quarter of 2018.

c.	Represents compensation expense for non-employee awards, which were issued and are payable by certain affiliates of Wexford (the sponsor level).

SG&A expenses, as a percentage of total revenue, were 5% for the three months ended June 30, 2019 as compared to 7% for the three months ended March 31, 2019 and 12% for the three months ended June 30, 2018.

Liquidity

As of June 30, 2019, Mammoth had cash on hand totaling $7.2 million and outstanding borrowings under its revolving credit facility of $82.0 million. As of June 30, 2019, the Company had $93.5 million of available borrowing capacity under its revolving credit facility, after giving effect to $8.7 million of outstanding letters of credit, resulting in total liquidity of approximately $100.7 million. As of July 31, 2019, the Company had cash on hand totaling $11.6 million and outstanding borrowings under its revolving credit facility of $85.5 million.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Infrastructure services(a)	$2,177	$40,778	$3,254	$5,431	$56,556
Pressure pumping services(b)	4,013	8,233	7,329	11,342	16,099
Natural sand proppant services(c)	990	6,958	985	1,975	12,658
Other(d)	2,767	17,042	8,705	11,472	23,472
Total capital expenditures	$9,947	$73,011	$20,273	$30,220	$108,785

a.	Capital expenditures primarily for truck, tooling and other equipment for the periods presented.

b.	Capital expenditures primarily for pressure pumping and water transfer equipment for the for the periods presented.

c.	Capital expenditures primarily for maintenance for the 2019 periods presented and plant upgrades for the 2018 periods presented.

d.	Capital expenditures primarily for equipment for the Company's rental business and upgrades to its rig fleet for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report to be filed on Form 10-K with the Securities and Exchange Commission ("SEC"), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Conference Call Information

Mammoth will host a conference call on Friday, August 2, 2019 at 10:00 a.m. CDT (11:00 am EDT) to discuss its second quarter 2019 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 6178026. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of an ongoing government investigation relating to the contracts awarded to our subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority; our inability to replace the prior levels of work in our infrastructure segment; risks relating to economic conditions; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2019	2018
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$7,245	$67,625
Accounts receivable, net	385,626	337,460
Receivables from related parties	37,400	11,164
Inventories	22,114	21,302
Prepaid expenses	10,196	11,317
Other current assets	699	688
Total current assets	463,280	449,556

Property, plant and equipment, net	408,408	436,699
Sand reserves	69,762	71,708
Operating lease right-of-use assets	52,184	—
Intangible assets, net - customer relationships	1,563	1,711
Intangible assets, net - trade names	5,625	6,045
Goodwill	101,245	101,245
Other non-current assets	6,843	6,127
Total assets	$1,108,910	$1,073,091
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$72,671	$68,843
Payables to related parties	1,020	370
Accrued expenses and other current liabilities	42,658	59,652
Current operating lease liability	17,338	—
Income taxes payable	30,780	104,958
Total current liabilities	164,467	233,823

Long-term debt	82,036	—
Deferred income tax liabilities	56,580	79,309
Long-term operating lease liability	34,807	—
Asset retirement obligation	3,534	3,164
Other liabilities	4,270	2,743
Total liabilities	345,694	319,039

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 45,004,795 and 44,876,649 issued and outstanding at June 30, 2019 and December 31, 2018	450	449
Additional paid in capital	533,151	530,919
Retained earnings	232,990	226,765
Accumulated other comprehensive loss	(3,375)	(4,081)
Total equity	763,216	754,052
Total liabilities and equity	$1,108,910	$1,073,091

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
	(in thousands, except per share amounts)
REVENUE
Services revenue	$115,760	$455,545	$193,101	$308,861	$864,204
Services revenue - related parties	36,837	40,611	44,073	80,910	89,699
Product revenue	18,362	27,708	12,309	30,671	52,748
Product revenue - related parties	10,861	9,730	12,655	23,516	21,192
Total revenue	181,820	533,594	262,138	443,958	1,027,843

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $25,597, $26,898, $25,682, $51,280 and $51,473, respectively, for the three months ended June 30, 2019, June 30, 2018 and March 31, 2019 and six months ended June 30, 2019 and 2018)	132,688	302,283	158,106	290,794	593,262
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended June 30, 2019, June 30, 2018 and March 31, 2019 and six months ended June 30, 2019 and 2018)	2,650	2,428	713	3,363	4,220
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $4,525, $3,879, $2,871, $7,395 and $6,193, respectively, for the three months ended June 30, 2019, June 30, 2018 and March 31, 2019 and six months ended June 30, 2019 and 2018)	32,677	35,117	30,251	62,928	68,447
Selling, general and administrative	8,796	64,595	16,902	25,698	102,677
Selling, general and administrative - related parties	659	532	434	1,093	961
Depreciation, depletion, amortization and accretion	30,145	30,795	28,576	58,721	57,703
Impairment of long-lived assets	—	187	—	—	187
Total cost and expenses	207,615	435,937	234,982	442,597	827,457
Operating (loss) income	(25,795)	97,657	27,156	1,361	200,386

OTHER INCOME (EXPENSE)
Interest expense, net	(1,551)	(959)	(523)	(2,074)	(2,196)
Other, net	4,019	(486)	24,557	28,576	(514)
Total other income (expense)	2,468	(1,445)	24,034	26,502	(2,710)
(Loss) income before income taxes	(23,327)	96,212	51,190	27,863	197,676
(Benefit) provision for income taxes	(12,438)	53,512	22,857	10,419	99,430
Net (loss) income	$(10,889)	$42,700	$28,333	$17,444	$98,246

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $92, $86, ($90), $182 and $272, respectively, for the three months ended June 30, 2019, June 30, 2018 and March 31, 2019 and six months ended June 30, 2019 and 2018	350	(325)	356	706	(786)
Comprehensive (loss) income	$(10,539)	$42,375	$28,689	$18,150	$97,460

Net (loss) income per share (basic)	$(0.24)	$0.95	$0.63	$0.39	$2.20
Net (loss) income per share (diluted)	$(0.24)	$0.95	$0.63	$0.39	$2.18
Weighted average number of shares outstanding (basic)	45,003	44,737	44,929	44,966	44,700
Weighted average number of shares outstanding (diluted)	45,003	45,059	45,063	45,060	44,977
Dividends declared per share	$0.125	—	$0.125	$0.25	—

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net income	$17,444	$98,246
Adjustments to reconcile net income to cash provided by operating activities:
Equity based compensation	—	17,487
Stock based compensation	2,233	2,916
Depreciation, depletion, accretion and amortization	58,721	57,703
Amortization of coil tubing strings	1,003	1,120
Amortization of debt origination costs	163	199
Bad debt expense	266	53,790
Loss (gain) on disposal of property and equipment	176	(128)
Impairment of long-lived assets	—	187
Deferred income taxes	(22,911)	(27,906)
Other	(199)	—
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(48,530)	(122,908)
Receivables from related parties	(26,236)	3,114
Inventories	(1,815)	4,156
Prepaid expenses and other assets	1,115	(1,195)
Accounts payable	7,366	34,186
Payables to related parties	650	538
Accrued expenses and other liabilities	(17,129)	10,193
Income taxes payable	(74,172)	94,753
Net cash (used in) provided by operating activities	(101,855)	226,451

Cash flows from investing activities:
Purchases of property and equipment	(30,085)	(105,349)
Purchases of property and equipment from related parties	(135)	(3,436)
Business acquisitions	—	(13,356)
Contributions to equity investee	(680)	—
Proceeds from disposal of property and equipment	2,465	898
Net cash used in investing activities	(28,435)	(121,243)

Cash flows from financing activities:
Borrowings from lines of credit	108,000	52,000
Repayments of lines of credit	(25,964)	(151,900)
Dividends paid	(11,219)	—
Principal payments on financing leases and equipment financing notes	(992)	(145)
Net cash provided by (used in) financing activities	69,825	(100,045)
Effect of foreign exchange rate on cash	85	(98)
Net change in cash and cash equivalents	(60,380)	5,065
Cash and cash equivalents at beginning of period	67,625	5,637
Cash and cash equivalents at end of period	$7,245	$10,702

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,830	$2,543
Cash paid for income taxes	$116,442	$32,584
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,339	$20,897

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended June 30, 2019	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$41,821	$82,973	$29,223	$27,803	$—	$181,820
Intersegment revenues	—	1,668	11,170	584	(13,422)	—
Total revenue	41,821	84,641	40,393	28,387	(13,422)	181,820
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	44,864	59,835	32,676	30,640	—	168,015
Intersegment cost of revenues	—	11,797	1,141	562	(13,500)	—
Total cost of revenue	44,864	71,632	33,817	31,202	(13,500)	168,015
Selling, general and administrative	3,035	2,664	1,380	2,376	—	9,455
Depreciation, depletion, amortization and accretion	7,818	10,174	4,528	7,625	—	30,145
Operating (loss) income	(13,896)	171	668	(12,816)	78	(25,795)
Interest expense, net	386	452	72	641	—	1,551
Other (income) expense, net	(4,045)	9	(32)	49	—	(4,019)
(Loss) income before income taxes	$(10,237)	$(290)	$628	$(13,506)	$78	$(23,327)

Three months ended June 30, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$360,250	$100,333	$37,439	$35,572	$—	$533,594
Intersegment revenues	—	1,073	15,406	1,776	(18,255)	—
Total revenue	360,250	101,406	52,845	37,348	(18,255)	533,594
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	210,189	61,593	35,117	32,929	—	339,828
Intersegment cost of revenues	754	16,174	1,019	60	(18,007)	—
Total cost of revenue	210,943	77,767	36,136	32,989	(18,007)	339,828
Selling, general and administrative	39,786	20,822	1,787	2,732	—	65,127
Depreciation, depletion, amortization and accretion	4,094	13,829	3,881	8,991	—	30,795
Impairment of long-lived assets	—	—	—	187	—	187
Operating income (loss)	105,427	(11,012)	11,041	(7,551)	(248)	97,657
Interest expense, net	106	341	76	436	—	959
Other expense, net	330	80	36	40	—	486
Income (loss) before income taxes	$104,991	$(11,433)	$10,929	$(8,027)	$(248)	$96,212

Three months ended March 31, 2019	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$108,721	$90,595	$24,964	$37,858	$—	$262,138
Intersegment revenues	—	1,544	12,897	658	(15,099)	—
Total revenue	108,721	92,139	37,861	38,516	(15,099)	262,138
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	58,965	64,211	30,252	35,642	—	189,070
Intersegment cost of revenues	—	13,537	1,047	497	(15,081)	—
Total cost of revenue	58,965	77,748	31,299	36,139	(15,081)	189,070
Selling, general and administrative	9,517	3,213	1,519	3,087	—	17,336
Depreciation, depletion, amortization and accretion	7,719	9,893	2,873	8,091	—	28,576
Operating income (loss)	32,520	1,285	2,170	(8,801)	(18)	27,156
Interest expense, net	39	198	30	256	—	523
Other expense, net	(24,824)	(1)	—	268	—	(24,557)
Income (loss) before income taxes	$57,305	$1,088	$2,140	$(9,325)	$(18)	$51,190

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Six months ended June 30, 2019	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$150,542	$173,568	$54,187	$65,661	$—	$443,958
Intersegment revenues	—	3,212	24,067	1,243	(28,522)	—
Total revenue	150,542	176,780	78,254	66,904	(28,522)	443,958
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	103,828	124,047	62,928	66,282	—	357,085
Intersegment cost of revenues	—	25,334	2,188	1,060	(28,582)	—
Total cost of revenue	103,828	149,381	65,116	67,342	(28,582)	357,085
Selling, general and administrative	12,553	5,876	2,899	5,463	—	26,791
Depreciation, depletion, amortization and accretion	15,537	20,068	7,401	15,715	—	58,721
Operating income (loss)	18,624	1,455	2,838	(21,616)	60	1,361
Interest expense, net	425	649	102	898	—	2,074
Other (income) expense, net	(28,869)	8	(32)	317	—	(28,576)
Income (loss) before income taxes	$47,068	$798	$2,768	$(22,831)	$60	$27,863

Six months ended June 30, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$685,709	$196,912	$73,942	$71,280	$—	$1,027,843
Intersegment revenues	—	5,632	29,918	4,193	(39,743)	—
Total revenue	685,709	202,544	103,860	75,473	(39,743)	1,027,843
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	404,265	128,205	68,447	65,012	—	665,929
Intersegment cost of revenues	2,545	31,576	5,305	327	(39,753)	—
Total cost of revenue	406,810	159,781	73,752	65,339	(39,753)	665,929
Selling, general and administrative	71,637	23,485	3,431	5,085	—	103,638
Depreciation, depletion, amortization and accretion	6,501	27,815	6,197	17,190	—	57,703
Impairment of long-lived assets	—	—	—	187	—	187
Operating income (loss)	200,761	(8,537)	20,480	(12,328)	10	200,386
Interest expense, net	182	845	156	1,013	—	2,196
Other expense (income), net	332	92	23	67	—	514
Income (loss) before income taxes	$200,247	$(9,474)	$20,301	$(13,408)	$10	$197,676

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, public offering costs, equity based compensation, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2019	2018	2019	2019	2018
Net (loss) income	$(10,889)	$42,700	$28,333	$17,444	$98,246
Depreciation, depletion, accretion and amortization expense	30,145	30,795	28,576	58,721	57,703
Impairment of long-lived assets	—	187	—	—	187
Acquisition related costs	45	77	—	45	31
Public offering costs	—	731	—	—	731
Equity based compensation	—	17,487	—	—	17,487
Stock based compensation	944	1,660	1,289	2,233	2,916
Interest expense, net	1,551	959	523	2,074	2,196
Other (income) expense, net	(4,019)	486	(24,557)	(28,576)	514
Interest on trade accounts receivable	3,234	—	25,735	28,969	—
(Benefit) provision for income taxes	(12,438)	53,512	22,857	10,419	99,430
Adjusted EBITDA	$8,573	$148,594	$82,756	$91,329	$279,441

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income:	2019	2018	2019	2019	2018
Net income	$6,210	$52,359	$35,665	$41,875	$99,658
Depreciation and amortization expense	7,818	4,094	7,719	15,537	6,501
Acquisition related costs	12	4	—	12	(4)
Public offering costs	—	360	—	—	360
Stock based compensation	9	606	462	471	1,063
Interest expense	386	106	39	425	182
Other (income) expense, net	(4,045)	330	(24,824)	(28,869)	332
Interest on trade accounts receivable	3,234	—	25,735	28,969	—
(Benefit) provision for income taxes	(16,447)	52,632	21,639	5,193	100,589
Adjusted EBITDA	$(2,823)	$110,491	$66,435	$63,613	$208,681

Pressure Pumping Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2019	2018	2019	2019	2018
Net income (loss)	$(290)	$(11,433)	$1,088	$798	$(9,474)
Depreciation and amortization expense	10,174	13,829	9,893	20,068	27,815
Acquisition related costs	18	33	—	18	33
Public offering costs	—	202	—	—	202
Equity based compensation	—	17,487	—	—	17,487
Stock based compensation	489	453	410	899	871
Interest expense	452	341	198	649	845
Other expense (income), net	9	80	(1)	8	92
Adjusted EBITDA	$10,852	$20,992	$11,588	$22,440	$37,871

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2019	2018	2019	2019	2018
Net income	$628	$10,929	$2,140	$2,768	$20,301
Depreciation, depletion, accretion and amortization expense	4,528	3,881	2,873	7,401	6,197
Acquisition related costs	8	—	—	8	(38)
Public offering costs	—	95	—	—	95
Stock based compensation	236	205	203	439	391
Interest expense	72	76	30	102	156
Other (income) expense, net	(32)	36	—	(32)	23
Adjusted EBITDA	$5,440	$15,222	$5,246	$10,686	$27,125

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2019	2018	2019	2019	2018
Net (loss) income	$(17,515)	$(8,907)	$(10,542)	$(28,057)	$(12,250)
Depreciation and amortization expense	7,625	8,991	8,091	15,715	17,190
Impairment of long-lived assets	—	187	—	—	187
Acquisition related costs	7	40	—	7	40
Public offering costs	—	74	—	—	74
Stock based compensation	210	396	214	424	592
Interest expense, net	641	436	256	898	1,013
Other expense, net	49	40	268	317	67
Provision (benefit) for income taxes	4,009	880	1,217	5,226	(1,158)
Adjusted EBITDA	$(4,974)	$2,137	$(496)	$(5,470)	$5,755

a.
Includes results for Mammoth's contract land and directional drilling, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations services and corporate related activities. The Company's corporate related activities do not generate revenue.

After Tax Return on Invested Capital

After tax return on invested capital is a supplemental non-GAAP measure that is used by management to evaluate the Company's performance. Mammoth defines after tax return on invested capital as net income divided by total capital employed, which is the average of ending debt and equity for the last two years. Management believes after tax return on invested capital is a useful measure of how effectively the Company uses capital to generate profits and it provides additional insight for analysts and investors in evaluating the Company's financial and operating performance. After tax return on invested capital should not be considered in isolation or as a substitute for financial measures reported in accordance with GAAP. The following table provides the calculation of after tax return on invested capital using the GAAP financial measures of net income, total debt and total equity.

	Twelve Months Ended
	June 30,
	2019	2018	2017
	(in thousands)
Net income	$155,163	$163,360
Capital Employed
Total debt	$82,036	$—	$65,000
Total equity	763,216	625,669	440,410
Total capital employed	$845,252	$625,669	$505,410

Average capital employed(a)	$735,461	$565,540
Trailing twelve month after tax return on invested capital(b)	21%	29%

a.	Average capital employed is the average of total capital employed as of end of the period and end of the prior period.

b.	After tax return on invested capital is the ratio of net income for the period to average capital employed.